Exhibit 99.1

CONTINGENT VALUE RIGHTS AGREEMENT

By and between

SANOFI

and

COMPUTERSHARE INC. and

COMPUTERSHARE TRUST COMPANY, N.A.,

collectively, as Rights Agent

Dated as of August 5, 2025

i

Annex A – Form of Assignment and Assumption Agreement

ii

CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of August 5, 2025 (this “Agreement”), by and between Sanofi, a French société anonyme (“Parent”), and Computershare Inc., a Delaware corporation (“Computershare”), and its affiliate, Computershare Trust Company, N.A., a national banking association (the “Trust Company”, and collectively, with Computershare, the “Rights Agent”).

RECITALS

WHEREAS, this Agreement is entered into pursuant to the Agreement and Plan of Merger, dated May 21, 2025 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Merger Agreement”), by and among Vigil Neuroscience, Inc., a Delaware corporation (the “Company”), Parent and Vesper Acquisition Sub Inc., a Delaware corporation wholly owned by Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and as a wholly owned Subsidiary of Parent (the “Surviving Corporation”), on the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to the terms of the Merger Agreement, as a result of the consummation of the Merger, the holders of Shares that are entitled to receive the Merger Consideration pursuant to Section 1.5(a)(iii) of the Merger Agreement, certain holders of Company Equity Awards and the holders of Company Warrants will become entitled to receive the Milestone Payment contingent upon the achievement of the Milestone during the Milestone Period, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and the Rights Agent agree, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

“Acting Holders” means, at the time of determination, Holders of at least a majority of the outstanding CVRs as set forth in the CVR Register.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Assignment Transaction” means any transaction (including a sale of assets, spin-off, split-off or licensing transaction), other than a Change in Control, pursuant to which rights in and to the Product are sold, licensed, assigned or transferred to or acquired by any Person other than Parent or its Affiliates. For purposes of clarification, an “Assignment Transaction” shall not apply to licensing arrangements between Parent or its Affiliates, on the one hand, and third party licensees, distributors and contract manufacturers, on the other hand, entered into in the ordinary course of business for purposes of developing, manufacturing, distributing or selling the Product.

“Business Day” means a day except a Saturday, a Sunday or other day on which banks in the City of New York, NY, USA or Paris, France are authorized or required by Legal Requirements to be closed.

“Change in Control” means (a) a sale or other disposition of all or substantially all of the assets of Parent on a consolidated basis, (b) a merger, consolidation or other business combination involving Parent in which Parent is not the surviving entity or (c) any transaction (including (i) any issuance of securities and (ii) a merger, consolidation or other business combination in which Parent is the surviving entity) involving Parent in which the holders of voting securities of Parent immediately prior to such transaction collectively own securities representing less than 50% of Parent’s voting power immediately after such transaction, in the case of each of the foregoing clauses (a), (b) and (c), whether effected directly or indirectly, and whether effected in a single transaction or a series of related transactions.

“Closing Date Underwater Options” means the Company Options referred to in Section 1.8(a)(iii) of the Merger Agreement.

“Company Common Stock” means the common stock, $0.0001 par value per share, of the Company.

“Company Equity Award” means any Company Option that is outstanding and unexercised and any Company RSU that is outstanding, in each case as of immediately prior to the Effective Time.

“Company Equity Plans” means the Company’s 2021 Stock Option and Incentive Plan and the Company’s Amended and Restated 2020 Equity Incentive Plan, as amended.

“Company Options” means all options to purchase Shares granted under the Company Equity Plans or otherwise, other than those that are cancelled without any consideration being payable in respect thereof in accordance with Section 1.8(a)(iv) of the Merger Agreement.

“Company RSU” means each restricted stock unit award with respect to Shares granted under a Company Equity Plan or otherwise.

“Company Warrant Holder” means a Holder of a CVR granted in accordance with the terms of the Merger Agreement with respect to a Company Warrant.

“Company Warrants” means the pre-funded warrants to purchase up to an aggregate of 2,980,889 Shares issued to certain accredited investors in connection with the Securities Purchase Agreement, dated as of August 12, 2022, by and among the Company and the other parties therein.

“Cover” means, with respect to a given product or a component thereof and a Valid Claim, that such Valid Claim would, absent a license thereunder or ownership thereof, be infringed by the making, having made, use, sale, offer for sale or importation of such product or component.

“CVRs” means the contingent rights of the Holders to receive the Milestone Payment pursuant to this Agreement.

“Diligent Efforts” means, with respect to the Product, efforts of a Person to carry out its obligations in a diligent and sustained manner without undue pause, interruption or delay, which level is at least commensurate with the level of efforts that a pharmaceutical company of comparable size and resources as those of Parent and its Affiliates would devote to the development and seeking of regulatory approval (including FDA Approval), for a pharmaceutical product having similar market potential as the Product, at a similar stage of its development or product life, taking into account issues of market exclusivity, product profile, including safety, tolerability and efficacy, the competitiveness of alternate products in the marketplace or under development, the availability of existing forms or dosages of the Product for other indications, the launch or sales of a generic product, the regulatory environment and the profitability of the Product (including pricing and reimbursement status achieved), Parent and its Affiliates’ portfolio at the time of consideration and other technical, commercial, legal, scientific or medical factors; provided, that such level of efforts and resources shall be determined without taking into account the fact of the potential Milestone Payment payable in accordance with, and subject to, the terms of this Agreement.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Equity Award Holder” means a Holder of a CVR granted in accordance with the terms of the Merger Agreement with respect to a Company Equity Award.

“FDA” means the U.S. Food and Drug Administration, or any successor agency.

“FDA Approval” means, with respect to a pharmaceutical product, any regulatory approval, licensure or authorization granted by the FDA, where such approval, licensure or authorization is required for the recipient to commence marketing or selling such pharmaceutical product in the United States.

“First Commercial Sale” means, with respect to the Product, the first sale of the Product for monetary value in the U.S. by Parent or its Affiliates (including the Surviving Corporation) or (sub)licensees following FDA Approval in the Indication, and for which any of Parent or its Affiliates (including the Surviving Corporation) or (sub)licensees has invoiced sales of the Product in the US; provided, however, that the following will not constitute a First Commercial Sale: (a) any sale to any of Parent’s Affiliates or (sub)licensees, unless such Affiliate or (sub)licensee is the last person in the distribution chain of the Product; (b) any use by or on behalf of Parent or its Affiliates or (sub)licensees of the Product in clinical trials or non-clinical development activities; or (c) any disposal or transfer of the Product for a bona fide charitable purpose, compassionate use or as samples, “treatment IND sales”, “named patient sales”, “expanded access sales”, “right to try sales” or similar.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court, arbitrator or other tribunal.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time.

“Indication” means Alzheimer’s Disease, as defined by the National Institute of Aging Alzheimer’s Association diagnostic criteria.

“Legal Proceeding” means any action, suit, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq).

“Milestone” means First Commercial Sale of the Product.

“Milestone Patent” means (a) any Patent owned or exclusively licensed by the Company as of the Effective Time and (b) any Patent owned or exclusively licensed by the Company that claims priority to any Patent within the scope of preceding clause (a).

“Milestone Payment Amount” means, for a given Holder, with respect to the achievement of the Milestone, a one-time payment equal to (a) in the case of CVRs held by such Holder other than CVRs issued in respect of Closing Date Underwater Options, the product of (i) the Milestone Payment multiplied by (ii) the number of such CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the Milestone Achievement Notice, and (b) in the case of CVRs held by such Holder issued in respect of Closing Date Underwater Options, the product of (i) the Underwater Option Milestone Payment multiplied by (ii) the number of such CVRs held by such Holder as reflected on the CVR Register as of the close of business on the date of the Milestone Achievement Notice.

“Milestone Payment” means an amount per CVR equal to $2.00 in cash, without interest.

“Milestone Payment Date” means the date selected by Parent for the payment of the Milestone Payment, which shall be not more than thirty (30) Business Days after the date on which the Milestone was achieved.

“Milestone Period” means the period commencing as of the Effective Time and ending at 11:59 PM EST on December 31, 2035.

“Officer’s Certificate” means a certificate signed by the chief executive officer, chief financial officer, any vice president, the controller, the treasurer or the secretary, in each case of Parent, in his or her capacity as such an officer (and not in any individual capacity), and delivered to the Rights Agent or any other person authorized to act on behalf of Parent.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for Parent or its Subsidiaries and who shall be reasonably acceptable to the Rights Agent.

“Party” shall mean the Rights Agent and Parent.

“Permitted Transfer” means a transfer of a CVR (a) upon the death of a Holder by will or intestacy; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the trustee, (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (e) in the case of CVRs payable to a nominee, from a nominee to a beneficial owner (and, if applicable, through an intermediary) or from such nominee to another nominee for the same beneficial owner, in each case to the extent allowable by DTC; or (f) as permitted by Section 2.7.

“Person” means any individual, Entity or Governmental Body.

“Phase 2 Clinical Trial” means a human clinical trial of a pharmaceutical product that is designed to satisfy the requirements of 21 C.F.R. § 312.21(b) or a foreign equivalent thereof.

“Pivotal Trial” means a human clinical trial of a pharmaceutical product that is intended to establish that such pharmaceutical product is safe and efficacious for its intended use in the target population, and to determine warnings, precautions, and adverse reactions that are associated with such pharmaceutical product in the dosage range to be prescribed, as and to the extent defined for the United States in 21 C.F.R. § 312.21(c) or a foreign equivalent thereof.

“Positive Readout” means with respect to the Phase 2 Clinical Trial of the Product in the Indication, such trial meets its pre-determined efficacy and safety endpoints, and the results of such trial are supportive of continued development in the Indication, as determined in Parent or its Affiliate(s)’ good faith discretion.

“Product” means the Company’s brain-penetrant small molecule TREM2 agonist known as VG-3927, designed to act as a molecular glue that potentiates the TREM2 signaling response to natural damage ligands, and which has been studied in a phase 1 clinical trial known as NCT06343636, to the extent a Valid Claim of a Milestone Patent in the U.S. Covers the composition of matter of such small molecule TREM2 agonist.

“Related Person” means, with respect to any individual, any of such individual’s parents, spouse, siblings, children and grandchildren.

“Rights Agent” means the Rights Agent named in the preamble of this Agreement, until a successor Rights Agent becomes such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Specified Holder” means each Holder who was a member of the Company Board as of immediately prior to the Effective Time.

“Shares” means the shares of Company Common Stock.

“Significant Pharmaceutical Company” means a pharmaceutical or biotechnology company with a market capitalization or enterprise value of at least $3 billion as of the date on which the definitive agreement effectuating the Assignment Transaction is executed.

“Tax” means any tax of any kind whatsoever (including any income tax, franchise tax, license tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, premium tax, windfall profits tax, withholding tax, social security tax or payroll tax), including any interest, penalty or addition thereto, in each case imposed, assessed or collected by or under the authority of any Governmental Body.

“Underwater Option Milestone Payment” means, for a given CVR issued in respect of a Closing Date Underwater Option, an amount equal to (a) the Milestone Payment (if and solely to the extent the Milestone has been achieved), plus (b) the Closing Amount minus (c) the per share exercise price of such Closing Date Underwater Option (it being understood that the Underwater Option Milestone Payment with respect to the Milestone may not exceed $2.00 under any circumstances).

“United States” or “U.S.” means the United States of America or any of its possessions or territories.

“Valid Claim” means a claim of an issued and unexpired Milestone Patent that (a) has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other Governmental Body of competent jurisdiction that is not appealable or has not been appealed within the time allowed for appeal, and (b) has not been canceled, withdrawn, abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

Section 1.2 Additional Definitions. For purposes of this Agreement, each of the following terms shall have the meaning specified in the Section set forth opposite to such term:

Term	Section
Agreement	Preamble
Assignee	Section 6.10
Assignment Transaction Acquiror	Section 4.3(a)
Company	Recitals

CVR Register	Section 2.3(b)
DTC	Section 2.3(b)
Funds	Section 3.3
Losses	Section 3.2(h)
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Milestone Achievement Notice	Section 2.4(a)
Parent	Preamble
Rights Agent	Preamble
Surviving Corporation	Recitals

Section 1.3 Other Definitional Provisions. Unless the context expressly otherwise requires:

(a) the words “hereof,” “hereto,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) the terms “Dollars” and “$” mean United States Dollars;

(d) references herein to a specific Article, Section, or Annex shall refer, respectively, to Articles and Sections of, and Annexes to, this Agreement;

(e) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f) the term “or” will not be deemed to be exclusive;

(g) references herein to any gender include the other gender; and

(h) any Legal Requirement defined or referred to herein will refer to such Legal Requirement as amended and the rules and regulations promulgated thereunder.

ARTICLE II

CONTINGENT VALUE RIGHTS

Section 2.1 CVRs. Notwithstanding anything to the contrary, this Agreement shall only become effective as of, and contingent upon, the Effective Time and shall be void ab initio and of no effect upon the valid termination of the Merger Agreement prior to the Effective Time. The CVRs represent the contractual rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement. The initial Holders shall be the (a) holders of Shares that have been canceled and converted into the right to receive the Merger Consideration pursuant to Section 1.5(a)(iii) of the Merger Agreement, (b) Equity Award Holders whose Company Equity Awards are cancelled and converted, pursuant to Section 1.8(a)(ii), Section 1.8(a)(iii) or Section 1.8(b)(ii) of the Merger Agreement, into the right to receive the consideration specified therein and (c) holders of Company Warrants whose Company Warrants are cancelled and converted, pursuant to Section 1.9(a) of the Merger Agreement, into the right to receive consideration specified therein. A list of the initial Holders shall be furnished to the Rights Agent by or on behalf of Parent in accordance with Section 4.1 hereof.

Section 2.2 Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of the CVRs, in whole or in part, that is not a Permitted Transfer, will be null and void ab initio and of no effect. The CVRs will not be listed on any day quotation system or traded on any day securities exchange. The Rights Agent hereby acknowledges the restrictions on transfer contained in this Section 2.2 and agrees not to register a transfer which does not comply with this Section 2.2.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs will not be evidenced by a certificate or other instrument.

(b) The Rights Agent shall create and maintain a register (the “CVR Register”) for the purpose of (i) identifying the Holders of the CVRs and (ii) registering CVRs and Permitted Transfers thereof. The CVR Register will initially show one position for Cede & Co. representing all Shares held by Depository Trust Company (“DTC”) on behalf of the street holders of Shares as of immediately prior to the Effective Time. The Rights Agent will have no responsibility whatsoever directly to the street name holders or participants with respect to transfers of CVRs. With respect to any payments to be made under Section 2.4, the Rights Agent will accomplish the payment to any former street name holders of the Shares sending a lump sum payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders or participants. In the case of CVRs issued in respect of Company Equity Awards or Company Warrants, such CVRs shall initially be registered in the name and address of the holder thereof as set forth in the records of the Company as of immediately prior to the Effective Time and in a denomination equal to the number of Shares subject to such Company Equity Awards cancelled pursuant to Section 1.8(a)(ii), Section 1.8(a)(iii) or Section 1.8(b)(ii) of the Merger Agreement or Warrant Shares deemed to have been issued pursuant to Section 1.9(a) of the Merger Agreement, as applicable, in connection with the Merger.

(c) In the case of an Equity Award Holder or Company Warrant Holder, the CVRs held by such Equity Award Holder or Company Warrant Holder, as applicable, in respect of their Company Equity Awards or Company Warrants, as applicable, shall be registered and tracked separately from those CVRs held by such Equity Award Holder or Company Warrant Holder, as applicable, in respect of Shares referenced in Section 2.1(a). In the case of an Equity Award Holder, the CVRs held by such Equity Award Holder in respect of their Closing Date Underwater Options shall be registered and tracked separately from those CVRs held by such Equity Award Holder (if any) in respect of their Shares or any other Company Equity Awards.

(d) Subject to the restrictions on transferability set forth in Section 2.2, every request to transfer a CVR must be made in writing and accompanied by a written instrument of transfer and other documentation reasonably requested by the Rights Agent in form reasonably satisfactory to the Rights Agent pursuant to its customary policies and guidelines, which may include a guaranty of signature by an “eligible guarantor institution” that is a member or participant in the Securities Transfer Agents Medallion Program, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative duly authorized in writing or the Holder’s survivor (with written documentation evidencing such Person’s status as the Holder’s survivor), as applicable, and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), notify Parent that it has received such written notice and register the transfer of such CVR in the CVR Register. Any transfer of CVRs will be without charge (other than the cost of any Tax imposed in connection with any such registration of transfer) to the applicable Holder. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly transferred CVRs registered in the CVR Register shall be the valid obligations of Parent and shall entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR shall be valid until registered in the CVR Register in accordance with this Agreement.

(e) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written request, the Rights Agent is hereby authorized to record, and shall promptly record, the change of address in the CVR Register.

Section 2.4 Payment Procedures.

(a) If the Milestone occurs at any time prior to the expiration of the Milestone Period, then, at least ten (10) Business Days prior to the Milestone Payment Date, Parent will deliver or cause to be delivered to the Rights Agent a written notice (the “Milestone Achievement Notice”) certifying the date of the satisfaction of the Milestone and that each Holder is entitled to receive the Milestone Payment Amount applicable to such Holder. Following the delivery of the Milestone Achievement Notice, Parent will deliver or cause to be delivered to the Rights Agent (i) instructions to solicit Tax forms or other information required to properly make Tax deductions or withholdings in accordance with Section 2.4(d), (ii) any letter of instruction reasonably required by the Rights Agent and requested by the Rights Agent at least five (5) Business Days prior to the Milestone Payment Date and (iii) at least one (1) Business Day prior to the Milestone Payment Date, cash, by wire transfer of immediately available funds to an account designated by the Rights Agent, in an amount equal to the aggregate Milestone Payment Amount due to all Holders with respect to such Milestone pursuant to Section 4.2 other than Equity Award Holders (with respect to which any such amounts payable to Equity Award Holders shall be retained by Parent for payment pursuant to Section 2.4(c)). For the avoidance of doubt, (A) the Milestone Payment Amount shall only be paid once, if at all, subject to the achievement of the Milestone in accordance with this Agreement and (B) the Milestone Payment Amount shall not become payable unless the Milestone has been achieved prior to the expiration of the Milestone Period.

(b) Provided that the aggregate Milestone Payment has been delivered to the Rights Agent in accordance with Section 2.4(a)(iii), the Rights Agent will promptly, and in any event within five (5) Business Days of receipt of the Milestone Achievement Notice and any letter of instruction reasonably required by the Rights Agent, send each Holder at its registered address a copy of such Milestone Achievement Notice and pay the Milestone Payment Amount, subject to any amounts deducted or withheld pursuant to Section 2.4(d), to each Holder that is not an Equity Award Holder (i) by check mailed to the address of such Holder as reflected in the CVR Register as of the close of business on the date of the Milestone Achievement Notice or (ii) with respect to any such Holder that is due an aggregate amount in excess of $100,000 and has provided the Rights Agent with wiring instructions, by wire transfer of immediately available funds to the account designated in such instruction.

(c)

(i) With respect to any Milestone Payment Amount that is payable to an Equity Award Holder in respect of such holder’s Company Equity Awards, Parent shall, or shall cause the Surviving Corporation or an Affiliate thereof to, pay, no later than the next regularly scheduled payroll date that is not less than thirty (30) Business Days following the Milestone Payment Date, the aggregate Milestone Payment Amount due to such Equity Award Holder in respect of such holder’s Company Equity Awards (net of any withholding Taxes required to be deducted and withheld in accordance with Section 2.4(d)). Notwithstanding anything in this Agreement to the contrary, it is the intent of Parent and the Company that the Milestone shall be deemed to constitute a substantial risk of forfeiture within the meaning of Section 409A of the Code and that any Milestone Payment Amounts payable in respect of Company Equity Awards be exempt from Section 409A of the Code and in all events be paid no later than seventy-five (75) days following the date on which the Milestone is achieved. For purposes of Section 409A of the Code, each Milestone Payment Amount in respect of a Company Equity Award shall be treated as a separate payment.

(ii) Payment in accordance with this Section 2.4(c) shall be made through the applicable payroll system or payroll provider or, if payment cannot be made through payroll, then the Surviving Corporation will issue a check for such payment to such Equity Award Holder (less applicable withholding Taxes, if any), which check will be sent by overnight courier to the most recent address on the Surviving Corporation’s personnel records for such Equity Award Holder as soon as reasonably practicable following the Milestone Payment Date.

(iii) For the avoidance of doubt, in the event an Equity Award Holder also received CVRs in respect of Shares or Company Warrants held immediately prior to the Effective Time, such CVRs in respect of such Shares or Company Warrants are not subject to the provisions of this Agreement relating to CVRs issued in respect of Company Equity Awards.

(d) Each of the Rights Agent, Parent, the Surviving Corporation and their respective Affiliates shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as it is required to deduct and withhold by any applicable Tax Legal Requirement. Prior to making any such Tax deductions or withholdings or causing any such Tax deductions or withholdings to be made with respect to any Holder (other than an Equity Award Holder, in its capacity as such), the applicable withholding agent shall, to the extent practicable , timely provide notice to the Holder of such potential withholding and, if applicable, a reasonable opportunity for the Holder to provide any necessary tax forms or other information in order to avoid or reduce such withholding amounts if such forms or information were not solicited pursuant to Section 2.4(a)(i); provided, however, that the time period for payment of a Milestone Payment by the Rights Agent set forth in this Section 2.4 shall be extended by a period equal to any delay caused by the Holder providing such forms. Any amounts deducted or withheld and remitted to the appropriate Governmental Body shall be treated for all purposes under this Agreement and the Merger Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. Parent shall deliver (or shall cause the Rights Agent, Surviving Corporation or its applicable Affiliate to deliver) to the Person with respect to whom such withholding is made an IRS Form 1099 or other reasonably acceptable evidence of such deduction or withholding. Notwithstanding anything to the contrary herein, Parent shall direct and instruct the Rights Agent regarding the Tax information reporting with respect to any Milestone Payment under applicable Tax law, and the Rights Agent will comply with any Tax reporting obligations in accordance with applicable law and Parent’s instructions; provided however, that the Rights Agent shall have no responsibilities with respect to tax withholding, reporting or payment except as specifically instructed in writing by Parent.

(e) Any portion of the aggregate Milestone Payment Amounts that remain undistributed to the Holders on the date that is twelve (12) months after the date of the Milestone Achievement Notice shall be delivered by the Rights Agent to Parent and any Holder shall thereafter look only to Parent (subject to abandoned property, escheat and other similar applicable Law) for payment of such Holder’s applicable Milestone Payment Amount, without interest, but such Holder shall have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Legal Requirements.

(f) None of Parent, the Rights Agent or any of their respective Affiliates shall be liable to any person in respect of any Milestone Payment Amounts delivered to a public official in compliance with any applicable state, federal or other abandoned property, escheat or similar Legal Requirement. If such Milestone Payment Amount has not been paid prior to the date on which such Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Body, any such Milestone Payment Amount shall, to the extent permitted by applicable Legal Requirements, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent. The indemnification provided by this Section 2.4(f) shall survive the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

(g) Except to the extent any portion of any Milestone Payment Amount is required to be treated as imputed interest pursuant to applicable Legal Requirements, the Parties hereto intend to treat Milestone Payment Amounts made with respect to CVRs issued in exchange for Shares and Shares underlying Company Warrants pursuant to the Merger Agreement for U.S. federal and applicable state and local income Tax purposes as additional consideration. Parent and the Surviving Corporation shall report imputed interest on the CVRs as required by applicable Legal Requirements.

(h) The Parties intend, to the extent consistent with applicable Legal Requirements, to treat the payments from the CVRs received with respect to the Company Equity Awards for all U.S. federal and applicable state and local income Tax purposes as compensation payments (and not to treat the issuance of the CVR to the Equity Award Holder as a payment itself).

Section 2.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent. Nothing contained in this Agreement shall be construed as conferring upon any Holder, by virtue of being a Holder of a CVR, the right to receive dividends or other distributions or the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of Parent or any constituent company to the Merger or any of their respective Subsidiaries or Affiliates or any other matter, or any other rights of any kind or nature whatsoever as a stockholder of Parent or in any constituent company to the Merger or any of their respective Subsidiaries or Affiliates, either at law or in equity. The CVRs shall not represent any equity or ownership interest in Parent or in any constituent company to the Merger or any of their respective Subsidiaries or Affiliates. The rights of a Holder in respect of the CVRs are limited to those contract rights specifically expressed in this Agreement.

Section 2.6 Enforcement of Rights of Holders. Any actions seeking the enforcement of the rights of Holders hereunder may be brought by or at the direction of the Acting Holders pursuant to and to the extent provided in Section 6.7.

Section 2.7 Ability to Abandon CVR. A Holder may, at any time and at such Holder’s option, abandon all of such Holder’s remaining rights in such Holder’s CVRs, by transferring such CVRs to Parent or any of its Affiliates without consideration therefor, which a Holder may effect by delivery of a written notice of such abandonment to Parent and the Rights Agent, and such rights will be cancelled, with the Rights Agent being promptly notified in writing by Parent of such transfer and cancellation. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from any Holder, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of “Acting Holders”, Article V and Section 6.3.

ARTICLE III

THE RIGHTS AGENT

Section 3.1 Certain Duties and Responsibilities. Parent hereby appoints the Rights Agent to act as rights agent for Parent in accordance with the express terms and conditions set forth in this Agreement (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction). The Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holders with respect to any action, default or breach by Parent, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any Legal Proceedings at law or otherwise or to make any demand upon Parent. All Parties shall be entitled to rely on any action by the Rights Agent as if such action is an action of the Holders, unless the Acting Holders have elected to take such action pursuant to Section 6.7.

Section 3.2 Certain Rights of the Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a) the Rights Agent may rely and shall be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in the absence of bad faith to be genuine and to have been signed or presented by the proper Party or Parties;

(b) whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may request and rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of gross negligence, willful misconduct or bad faith by the Rights Agent, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such Officer’s Certificate;

(c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection for the Rights Agent, and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e) the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the CVRs;

(f) the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;

(g) the Rights Agent shall have no liability and shall be held harmless by Parent in respect of the validity of this Agreement and the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;

(h) Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, suit or expense (including the reasonable expenses and counsel fees and other disbursements) (collectively, “Losses”) arising out of or in connection with the Rights Agent’s preparation, delivery, negotiation, amendment and execution of this Agreement and the exercise and performance by the Rights Agent of its duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of counsel in defending the Rights Agent against any such Losses, unless such Losses have been determined by a final non-appealable judgment of a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, willful misconduct, bad faith or fraud;

(i) notwithstanding anything to the contrary herein, the Rights Agent shall not be liable for special, punitive, indirect, consequential or incidental losses or damages of any kind whatsoever (including, but not limited to, lost profits) arising under any provision of this Agreement, even if the Rights Agent has been advised of the likelihood of such loss or damage;

(j) Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the Effective Time, and (ii) to reimburse the Rights Agent for (x) all Taxes other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes) and (y) governmental charges, reasonable out-of-pocket expenses and other out-of-pocket charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than Taxes). The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and documented necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder;

(k) no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

(l) other than for guarantees of signature as provided in Section 2.3(d), no Holder shall be obligated to indemnify the Rights Agent for, or hold the Rights Agent harmless against, any loss, liability, claim, demand, suit or expense arising out of or in connection with the Rights Agent’s duties under this Agreement or to pay or reimburse the Rights Agent for any fees, costs or expenses incurred by the Rights Agent in connection with this Agreement or the administration of its duties hereunder, and the Rights Agent shall not be entitled to deduct any amount from any Milestone Payment Amount in any circumstance except as provided in Section 2.4(d);

(m) the Rights Agent may exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents, absent gross negligence, willful misconduct or bad faith (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof;

(n) notwithstanding anything to the contrary herein, the Rights Agent’s aggregate liability with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Parent to Rights Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Rights Agent is being sought, absent willful misconduct, bad faith or fraud (each as determined by a final non-appealable judgment of a court of competent jurisdiction);

(o) subject to applicable Legal Requirement, (i) the Rights Agent and any stockholder, affiliate, member, director, officer, agent, representative or employee of the Rights Agent may buy, sell or deal in any of the securities of Parent or become pecuniarily interested in any transaction in which Parent may be interested, or contract with or lend money to the Parent or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement, and (ii) nothing herein shall preclude the Rights Agent from acting in any other capacity for Parent or for any other Person;

(p) the Rights Agent shall act hereunder solely as agent for Parent and it shall not assume any obligations or relationship of agency or trust with any of the Holders;

(q) the Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing; and

(r) The provisions of Section 2.4(f), Section 3.1 and this Section 3.2 shall survive the termination of this Agreement and the resignation, replacement or removal of the Rights Agent, and the payment, termination and the expiration of the CVRs.

Section 3.3 Funds ReceivedSection 3.4 . All funds received by the Rights Agent under this Agreement that are to be distributed or applied by the Rights Agent in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for Parent and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for Parent. Until paid pursuant to the terms of this Agreement, Computershare will hold the Funds through such accounts in: (a) funds backed by obligations of, or guaranteed by, the United States of America; (b) debt or commercial paper obligations rated A-1 or P-1 or better by S&P Global Inc. (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), respectively; (c) Government and Treasury backed AAA-rated Fixed NAV money market funds that comply with Rule 2a-7 of the Investment Company Act of 1940, as amended; or (d) short term certificates of deposit, bank repurchase agreements, and bank accounts with commercial banks with Tier 1 capital exceeding $1 billion, or with an investment grade rating by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this Section 3.3, including any losses resulting from a default by any bank, financial institution or other third party. The Rights Agent may from time to time receive interest, dividends or other earnings in connection with such deposits or investments. The Rights Agent shall not be obligated to pay such interest, dividends or earnings to Parent, any Holder or any other Party, other than as part of any repayment to Parent in accordance with Section 2.4(e).

Section 3.4 Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified, and such resignation become effective on the earlier of (i) the date so specified, and (ii) the appointment of a successor Rights Agent. Parent has the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect, but no such removal shall become effective until a successor Rights Agent has been appointed. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least thirty (30) days prior to the date so specified.

(b) If the Rights Agent provides notice of its intent to resign, is removed or becomes incapable of acting, Parent shall, as soon as is reasonably possible, appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. Notwithstanding the foregoing, if Parent shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the Acting Holders may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c) Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent through the facilities of DTC in accordance with DTC’s procedures or by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice shall include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of Parent.

(d) The Rights Agent will cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent; provided, that such predecessor Rights Agent shall not be required to make any additional expenditure without compensation or reimbursement by the Parent or assume any additional liability in connection with the foregoing.

Section 3.5 Acceptance of Appointment by Successor. Every successor Rights Agent appointed hereunder shall, at or prior to such appointment, execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent shall execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers, duties and trusts of the retiring Rights Agent, except such rights which survive its resignation, replacement or removal under the terms hereunder.

ARTICLE IV

COVENANTS

Section 4.1 List of Holders. Parent shall furnish or cause to be furnished to the Rights Agent, promptly after the Effective Time and in no event later than ten (10) Business Days following the Effective Time, the names, addresses and CVR holdings of the Holders (i) other than Equity Award Holders and Company Warrant Holders, in such form as Parent receives from the Surviving Corporation’s transfer agent (or other agent performing similar services for the Surviving Corporation), and (ii) with respect to Equity Award Holders and Company Warrant Holders, in such form as set forth in the records of the Company as of immediately prior to the Effective Time. The Rights Agent will reflect all such names and addresses on the CVR Register and confirm with Parent the write up of the CVR Register and list of initial Holders to Parent promptly thereafter and, in any event, within thirty (30) days of the receipt of such names and addresses from Parent or the Surviving Corporation’s transfer agent, as the case may be.

Section 4.2 Payment of Milestone Payment. Parent will duly deposit or cause to be deposited with the Rights Agent, for payment to the Holders, when payable in accordance with the terms of this Agreement, the Milestone Payment Amount to be made to each Holder in accordance with Section 2.4(a) hereof (other than Equity Award Holders, in respect of which any Milestone Payment Amount in respect of their Company Equity Awards shall be paid in accordance with Section 2.4(c) hereof). For the avoidance of doubt, Parent may designate a wholly-owned Subsidiary of Parent to deposit the Milestone Payment Amount in accordance with the preceding sentence, and such deposit by such wholly-owned Subsidiary shall satisfy and discharge Parent’s obligation in the preceding sentence. Such amounts shall be considered paid on the Milestone Payment Date if on such date the Rights Agent has received in accordance with this Agreement money sufficient to pay all such amounts then due. If the Milestone has not been achieved prior to the expiration of the Milestone Period, then neither Parent nor any of its Affiliates will be required to make any payment to the Rights Agent or the Holders pursuant to this Agreement.

Section 4.3 Assignment Transactions; Change in Control.

(a) During the Milestone Period Parent shall not, and shall cause its Affiliates, including the Surviving Corporation, not to, consummate any Assignment Transaction involving development or regulatory rights or obligations with respect to the Product in the U.S. other than to an Affiliate of Parent, unless (i) the acquiring Person (each such Person, an “Assignment Transaction Acquiror”) is a Significant Pharmaceutical Company and (ii) Parent has delivered to the Rights Agent an Officer’s Certificate stating that such condition precedent has been complied with in connection with such Assignment Transaction. In the event of the consummation of an Assignment Transaction permitted by this Section 4.3(a), Parent may elect to be released from any and all obligations hereunder only if the Assignment Transaction Acquiror in connection with such an Assignment Transaction expressly assumes, by an assumption agreement, executed and delivered to the Rights Agent, substantially in form attached as Annex A, the due and punctual payment of the Milestone Payment if and when payable in accordance with the terms of this Agreement, and the performance or observance of every covenant of this Agreement not yet performed or observed on the part of Parent to be performed or observed with respect to the Milestone and the Milestone Payment.

(b) Notwithstanding Section 4.3(a), Parent may, in its sole discretion and without the consent of any other party, consummate any Change in Control (it being understood that the provisions of Section 4.3(a) shall not be applicable to a Change in Control); provided that, solely in the event that the obligations set forth in this Agreement would not continue to be obligations of Parent, or would not have been assumed by operation of law, Parent will cause the Person acquiring or succeeding to Parent (if applicable pursuant to the structure of such Change in Control) in connection with such Change in Control to assume Parent’s obligations under this Agreement, effective as of the effective time of such Change in Control and in an instrument supplemental hereto executed and delivered by such Person to the Rights Agent. No later than 45 days following the consummation of any such Change in Control, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change in Control complies with this Section 4.3(b).

Section 4.4 Books and Records; Updates. Parent shall, and shall cause its Subsidiaries to, keep records in sufficient detail to enable the Specified Holders to determine compliance with the terms of this Agreement, including the amounts payable hereunder. Within sixty (60) days after the first (1st) anniversary of the Closing Date (and thereafter within sixty (60) days after each anniversary thereof in subsequent years during the term of this Agreement), Parent will provide to the Specified Holders a written annual update describing in reasonable detail the status of the development of the Product (it being understood, for the avoidance of doubt, that Parent shall not be required to produce more than one (1) such annual update in any calendar year); provided that no Specified Holder shall be entitled to receive such update unless such Specified Holder is subject to a confidentiality agreement with or for the benefit of Parent with respect to the contents thereof that is reasonably satisfactory to Parent (such Specified Holders, the “Notice Holders”). Each such annual report shall be provided to the Notice Holders at their respective addresses as reflected in the CVR Register in accordance with the procedures for giving notices under Section 6.3 or pursuant to any such other procedures as may be agreed by Parent and each such Notice Holder. Parent may direct the Rights Agent to deliver the annual update described in this Section 4.4 and the Rights Agent shall deliver such annual update, provided that Parent prepares and delivers a copy of such annual update and the identity of the Notice Holders to the Rights Agent at least five (5) Business Days prior to the date of delivery specified by Parent.

Section 4.5 Diligent Efforts. During the Milestone Period, Parent shall, and shall cause its (and their) Subsidiaries to, use Diligent Efforts to achieve the Milestone prior to the end of the Milestone Period. Neither Parent nor any of its Affiliates shall take any action or fail to take any action whose primary purpose is to avoid the achievement of the Milestone or the payment of the Milestone Payment. Parent hereby expressly disclaims, the Rights Agent hereby expressly agrees to and accepts and the Holders (by virtue of their receipt of the CVRs) will be deemed to expressly agree to and accept the disclaimer of, any extra-contractual covenants, obligations or undertakings with respect to the Milestone or the Milestone Payment (including, for the avoidance of doubt, any claims based on fraud) and agree (a) in the case of the Rights Agent, that the sole obligations of Parent and its Affiliates shall be solely the contractual obligations of Parent expressly set forth in this Agreement and (b) in the case of the Holders, that the sole obligations of Parent and its Affiliates shall be solely the contractual obligations of Parent expressly set forth in this Agreement and the Merger Agreement.

ARTICLE V

AMENDMENTS

Section 5.1 Amendments without Consent of Holders.

(a) Without the consent of any Holders, Parent, at any time and from time to time, may enter into one or more amendments hereto with the Rights Agent, for any of the following purposes:

(i) to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;

(ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be for the protection of the Holders; provided, that, in each case, such provisions do not adversely affect the interests of the Holders;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, provided that, in each case, such provisions do not materially adversely affect the interests of the Holders;

(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws; provided, that, such amendments do not materially adversely affect the interests of the Holders;

(v) to cancel and reduce the number of CVRs, in the event any Holder (A) abandons such Holder’s rights to such CVRs in accordance with Section 2.7 (or is otherwise deemed to have abandoned such rights), (B) transfers such Holder’s CVRs to Parent or its Affiliates in accordance with Section 2.7, or (C) agrees to renounce such Holder’s rights under this Agreement in accordance with Section 6.11;

(vi) subject to Section 4.3 and Section 6.10, to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent contained herein;

(vii) to evidence the assignment of this Agreement by Parent as provided in Section 4.3 or Section 6.10, as applicable; or

(viii) any other amendment to this Agreement that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under this Agreement of any such Holder.

(b) Promptly after the execution and delivery by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent shall mail or otherwise deliver (or cause the Rights Agent to mail or otherwise deliver) a notice thereof in accordance with Section 6.3 to the Holders, setting forth such amendment.

Section 5.2 Amendments with Consent of Holders.

(a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the prior consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders.

(b) Promptly after the execution and delivery by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent shall mail or otherwise deliver (or cause the Rights Agent to mail or otherwise deliver) a notice of such amendment to the Holders in accordance with Section 6.3.

Section 5.3 Execution of Amendments. As a condition precedent to the execution of any amendment permitted by this Article V, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. Each amendment to this Agreement shall be evidenced by a writing signed by the Rights Agent and Parent. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, obligations, privileges, immunities, protections, covenants or duties under this Agreement or otherwise. No supplement or amendment to this Agreement shall be effective unless duly executed by the Rights Agent.

Section 5.4 Effect of Amendments. Upon the execution of any amendment under this Article V, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE VI

MISCELLANEOUS AND GENERAL

Section 6.1 Termination. This Agreement will be terminated and of no force or effect, the Parties will have no liability hereunder (other than pursuant to Section 3.2(r) and pursuant to any other provisions that expressly survive termination) and no payments will be required to be made, upon the earlier to occur (i) the payment by Parent of the Milestone Payment Amount required to be paid under the terms of this Agreement in accordance with Section 2.4(a) and (c), and (ii) the expiration of the Milestone Period. For the avoidance of doubt (A) the termination of this Agreement will not affect or limit the right to receive the Milestone Payment under Section 2.4 to the extent earned but not paid prior to termination of this Agreement, and in such case the provisions applicable thereto will survive the expiration or termination of this Agreement and (B) notwithstanding anything to the contrary set forth herein, the right of any Holder to receive the Milestone Payment, and all covenants and obligations of Parent and its Affiliates with respect to the Milestone Payment, shall be irrevocably terminated and extinguished if the Milestone is not achieved prior to the expiration of the Milestone Period; provided, that the termination of this Agreement shall not affect or limit the Holders’ right to pursue claims for breach of covenants or other obligations which occurred prior to the expiration of the Milestone Period and, in each case, the provisions applicable thereto will survive the expiration or termination of this Agreement.

Section 6.2 Notices to the Rights Agent and Parent. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) upon confirmed delivery if being sent by registered mail or by courier or overnight delivery or other express delivery service, (c) with respect to any Person other than the Rights Agent, if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided, no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) with respect to any Person other than the Rights Agent, if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission; provided, that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties hereto):

If to Parent:

Roy Papatheodorou

Executive Vice President, General Counsel, Head of Legal, Ethics & Business Integrity

Sanofi

46, avenue de la Grande Armée, 75017

Paris, France

In each case, with a copy to (which shall not constitute notice):

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attention: Jenny Hochenberg; Zheng Zhou

Email: jenny.hochenberg@freshfields.com; zheng.zhou@freshfields.com

If to Rights Agent:

Computershare Inc.

Computershare Trust Company, N.A.

150 Royall Street

Canton, MA 02021

Attention: Client Services

Section 6.3 Notice to Holders. Where this Agreement provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing provided through the facilities of DTC (if applicable) or by any of the means permitted under Section 6.2(a) through (c), mutatis mutandis, and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 6.4 Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a) This Agreement, the CVRs and all actions arising under or in connection therewith shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware. Subject to Section 6.4(b), in any action or proceeding arising out of or relating to this Agreement: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the state and federal courts in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 6.4(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties hereto); and (ii) each of the Parties irrevocably consents to service of process by any means permitted under Section 6.2 (provided that nothing in this Section 6.4(a) shall affect the right of any Party to serve legal process in any other manner permitted by applicable Legal Requirements). The Parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.5 No Waiver; Remedies Cumulative. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 6.6 Entire Agreement; Counterparts. As between Parent and the Holders, this Agreement, the Merger Agreement and the other agreements, exhibits, annexes and schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between such parties, with respect to the subject matter hereof and thereof. As between Parent and the Rights Agent, this Agreement and any schedule or exhibit attached hereto constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between such parties, with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by DocuSign, PDF or similar means shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 6.7 Third-Party Beneficiaries; Action by Acting Holders.

(a) Parent and the Rights Agent hereby agree that, subject to Section 6.7(b) below, the respective covenants and agreements set forth herein (except for the rights of the Rights Agent expressly granted to the Rights Agent herein) are intended to be for the benefit of, and shall be enforceable by, the Acting Holders, who (along with all other Holders) are intended to be a third-party beneficiary hereof. Parent and the Rights Agent further agree that, subject to Section 6.7(b) below, this Agreement and their respective covenants and agreements set forth herein are solely for the benefit of Parent, the Rights Agent, the Holders and their permitted successors and assigns hereunder in accordance with and subject to the terms of this Agreement, and nothing in this Agreement, express or implied, will confer upon any Person other than Parent, the Rights Agent, the Holders and their permitted successors and assigns hereunder any benefit or any legal or equitable right, remedy or claim hereunder.

(b) Except for the rights of the Rights Agent expressly granted to the Rights Agent herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any Legal Proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights; provided, that the foregoing shall not limit the ability of an individual Holder to seek a payment due from the applicable party pursuant to Section 2.4 solely to the extent that such payment has been finally determined to be due and payable under this Agreement and has not been paid when due; provided, further, that only the Acting Holders (or, solely to the extent provided in the preceding proviso, individual Holder) may enforce any such legal or equitable rights, remedies or claims under this Agreement against Parent and not the Rights Agent. In any such action (other than an action by an individual Holder to seek a payment due from the applicable party pursuant to Section 2.4), the Acting Holders shall be deemed to represent all Holders. Amounts collected by the Acting Holders in any action in which the Acting Holders are deemed to represent all Holders shall be paid first to reimburse the legal fees and other costs and expenses incurred by the Acting Holders and the balance shall be distributed to all Holders. The Acting Holders, in acting pursuant to this Section 6.7 on behalf of all Holders, shall have no liability to any other Holders for any such actions. Any Legal Proceeding brought by the Acting Holders (or by any individual holder to seek a payment due from the applicable party pursuant to Section 2.4) shall be subject to Section 6.4, the terms of which shall apply to the Acting Holders or such Holder, as applicable, and such Legal Proceeding mutatis mutandis. Any action of a Holder in violation of this Section 6.7(b) shall result in an automatic abandonment of such Holder’s remaining rights in such Holder’s CVRs.

Section 6.8 Specific Performance. The Parent and the Holders acknowledge and agree that, in the event of any breach of this Agreement, irreparable harm would occur that monetary damages could not make whole. It is accordingly agreed that (i) Parent or Assignee (as such term is defined below), on the one hand, or the Acting Holders, on the other hand, will be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to specific performance, or other non-monetary equitable relief, to prevent or restrain breaches or threatened breaches of this Agreement in any action without the posting of a bond or undertaking and (ii) such Parties will, and hereby do, waive, in any action for specific performance, the defense of adequacy of a remedy at law and any other objections to specific performance of this Agreement.

Section 6.9 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties hereto will replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision; provided, however, that if an excluded or modified provision materially and adversely affects the rights, immunities, liabilities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately upon written notice to Parent.

Section 6.10 Assignment. This Agreement shall not be assignable by any of the Parties (whether by operation of Legal Requirement or otherwise); provided, however, that (a) Parent may assign this agreement to a Person (each such Person, an “Assignee”) (i) which is an Affiliate of Parent (provided, that Parent remains jointly and severally liable), (ii) with the prior consent of the Acting Holders, whether evidenced in writing or by a vote taken at a meeting of the Holders, or (iii) in connection with a transaction involving an Assignment Transaction conducted in compliance with Section 4.3 and (b) the Rights Agent may assign this Agreement to a successor Rights Agent appointed in accordance with Section 3.3.

Section 6.11 Renunciation of Rights. Notwithstanding anything to the contrary contained herein, any Holder may at any time agree to renounce, in whole or in part, whether or not for consideration, such Holder’s rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable. Parent may, in its sole discretion, at any time, offer consideration to any Holder, a group of Holders, or all Holders in exchange for their agreement to irrevocably renounce their rights hereunder.

Section 6.12 Legal Holidays. In the event that the Milestone Payment Date shall not be a Business Day, then (notwithstanding any provision of this Agreement to the contrary) payment need not be made on such date, but may be made, without the accrual of any additional interest thereon on account of the Milestone Payment Date not being a Business Day, on the next succeeding Business Day with the same force and effect as if made on the Milestone Payment Date.

Section 6.13 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date first written above.

SANOFI

By:	/s/ Loic Gonnett
Name: Loic Gonnett
Title: Authorized Signatory

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A., collectively, as Rights Agent

By:	/s/ Collin Ekeogu
Name: Collin Ekeogu
Title: Senior Manager, Corporate Actions

[Signature Page to Contingent Value Rights Agreement]

Annex A

Form of Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT, made as of [•] (this “Agreement”), between Sanofi, a French société anonyme (“Assignor”) and [•], a [•] [•] (“Assignee”). Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given to them in the CVR Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Assignor and [•], a [•](the “Rights Agent”), are parties to a Contingent Value Rights Agreement dated as of [•], 2025 (the “CVR Agreement”); and

WHEREAS, Assignor and Assignee desire to execute and deliver this Agreement evidencing the transfer to Assignee of the due and punctual payment of the Milestone Payment that have not been paid or expired and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed and the assumption thereof of Assignee.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignment. Effective as of [•] (the “Assignment Date”), Assignor hereby assigns to Assignee, and Assignee hereby accepts the assignment of, the due and punctual payment of the Milestone Payment that have not been paid to the Holders or expired and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed.

2. Assumption. Effective as of the Assignment Date, Assignee hereby assumes the due and punctual payment of the Milestone Payment that have not been paid to the Holders or expired and the performance or observance of every covenant of the CVR Agreement not yet performed or observed on the part of Assignor to be performed and observed.

3. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective successors and assigns.

4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

A-1

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

A-2

[Signature Page to Assignment and Assumption Agreement]